UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 30, 2007

VENOCO, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-123711	77-0323555
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

370 17th Street, Suite 2950
Denver, Colorado		80202-1370
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (303) 626-8300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On January 31, 2007, Venoco, Inc. announced the resignation of David Christofferson as its Chief Financial Officer effective following the completion of the company’s financial statements for the year ended December 31, 2006. Venoco also announced that Tim Ficker will succeed Mr. Christofferson as Chief Financial Officer.

Mr. Ficker, 39, is currently Vice President, Chief Financial Officer and Secretary of Infinity Energy Resources, Inc., a NASDAQ-listed energy company, having been appointed to those positions in May 2005. From October 2003 through April 2005, Mr. Ficker served as an audit partner in KPMG LLP’s Denver office, and from June 2002 through September 2003, he served as an audit director for KPMG LLP. From September 1989 through June 2002, he worked for Arthur Andersen LLP, including as an audit partner after September 2001, where he served clients primarily in the energy industry. Mr. Ficker is a certified public accountant and received a B.B.A. in accounting from Texas A&M University.

In connection with his appointment, Mr. Ficker will enter into an employment agreement with Venoco that will provide for an annual salary of $220,000 and a target bonus amount equal to 45% of his annual salary. The company will also grant to Mr. Ficker options to purchase 100,000 shares of the company’s stock at an exercise price equal to the closing market price on the date of grant pursuant to the terms of the company’s 2005 stock incentive plan.

In connection with his retirement, Mr. Christofferson entered into a separation agreement with Venoco on January 30, 2007. Pursuant to the agreement, following his resignation from the role of Chief Financial Officer as described above, Mr. Christofferson will remain an employee of the company until June 30, 2007. Following the termination of his employment, he will receive a payment of approximately $700,000, an amount calculated in accordance with his employment agreement and equal to two times the sum of his current annual salary and his 2006 annual bonus of $92,000. In addition, he will receive a pro-rated bonus in respect of 2007 of $40,000, and all options granted to him under the company’s 2000 stock incentive plan will vest. He will receive his 2006 annual bonus on or prior to April 1, 2007 in accordance with the terms of his employment agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 1, 2007

VENOCO, INC.

By:	/s/ Timothy M. Marquez
Name:	Timothy M. Marquez
Title:	Chief Executive Officer